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BrandPartners Announces Resignation of Chairman Anthony Cataldo

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James Brooks Appointed Chairman

ROCHESTER, N.H.--(BUSINESS WIRE) - August 10, 2006--BrandPartners Group, Inc. (OTC BB: BPTR ), a provider of integrated retail environmental services, announced today that Anthony Cataldo, Non-Executive Chairman of the Board, has resigned as a member of the company's board of directors in order to pursue other interests. Mr. Cataldo's resignation is effective August 10, 2006.

Additionally, the company announced that James Brooks, Chief Executive Officer, President and a member of the Board of Directors will serve as the new Chairman.

“Tony joined BrandPartners in 2003 and played an instrumental role in the company’s restructuring and corporate strategy,” stated James Brooks. “We respect his decision and wish him well in his future endeavors.”

About BrandPartners

BrandPartners Group, Inc., through its wholly owned subsidiaries BrandPartners Retail, Inc, Grafico Incorporated, Building Partners, Inc. and BrandPartners Europe Ltd. provides an integrated approach to customer environments through brand translations, business strategy, design-build services, retail display and in-branch communications products and services, from concept and design through implementation and training. BrandPartners installations are in more than 1,800 companies at more than 28,000 retail locations. The company serves domestic and international markets from its Rochester, N.H. home office, New York design studio, regional U.S. account directors and its London-based office.

Cautionary Language

Statements in this news release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registrations statements filed with the Securities and Exchange Commission.

Contact:
Alliance Advisors, LLC
Alan Sheinwald, 914-244-0062
asheinwald@allianceadvisors.net